EXHIBIT 4.39

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                                 Warrant No. ___

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                            ISSUE DATE: July 18, 2003

      This certifies that Azimuth Corporation, a Delaware corporation (or any valid transferee thereof, the "Holder"), for value received, is entitled to purchase from Molecular Diagnostics, Inc., a Delaware corporation with its principal business office located at 414 North Orleans Street, Suite 510,
Chicago, Illinois 60610 (together with its successors and assigns, the "Company"), subject to the terms and conditions set forth below, at any time or from time to time on and after the Issue Date as set forth above and before 3:00 p.m. (Central Time) on the fifth anniversary of the Issue Date (the "Expiration Date"), 2,875,000 shares of common stock, $.001 par value per share, of the Company ("Common Stock"), at a price of $0.30 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

      1. Exercise.

            (a) Exercise for Cash. The Holder may, at the Holder's option, elect to exercise this Warrant, in whole or in part at any time or from time to time on or after the Issue Date but prior to 3:00 p.m. (Central Time) on the Expiration Date, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In no event shall any such exercise be for fewer than 10,000 Warrant Shares unless fewer than an aggregate of 10,000
Warrant Shares are then purchasable under all outstanding Warrants held by the Holder. Payment of the aggregate Purchase Price may be made in cash, certified or bank check, or wire transfer of immediately available funds.

            (b) Cashless Exercise.

                  (i) The Holder may, at the Holder's option, elect to exercise this Warrant, in whole or in part at any time or from time to time on or after the Issue Date but prior to 3:00 p.m. (Central Time) on the Expiration Date, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling this Warrant or a portion hereof in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this Subsection 1(b), the number of Warrant Shares issued to the Holder shall be determined according to the following formula:

         X =  Y(A-B)

                 A

       Where: X =   the number of Warrant Shares that shall be issued to the
                    Holder;

              Y = the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

              A = the Fair Market Value (as defined below) of one share of Common Stock; and

              B =   the Purchase Price then in effect.



                  (ii) The Fair Market Value per share of Common Stock shall be determined as follows:

                        (1) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, or another nationally recognized exchange or trading system as of the Exercise Date (as defined in (c) below), the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the trading day immediately preceding the Exercise Date; provided that if no such sale is made on such day, the Fair Market Value per share of Common Stock shall be deemed to be the average of the highest bid and lowest asked prices on such day.

                        (2) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, or another nationally recognized exchange or trading system as of the Exercise Date, but is quoted on the Over-The-Counter Bulletin Board, the Fair Market Value per share of Common Stock shall be deemed to be the average of the highest bid and lowest asked prices quoted thereon on the trading day immediately preceding the Exercise Date.

                        (3) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or another nationally recognized exchange or trading system or the Over-the-Counter Bulletin Board as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined in good faith by the Board of Directors of the Company (the "Board") to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 business days after such request, notify the Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board shall make, in good faith, and shall provide or cause to be provided to the Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 business days of a request by the Holder that it do so, and (B) the exercise of this Warrant pursuant to this Subsection 1(b) shall be delayed until such determination is made and notice thereof is provided to the Holder.

            (c) Exercise Date and Status as Holder of Shares. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Subsection 1(a) or 1(b) above (the "Exercise Date"). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

            (d) Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 10 business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

                  (i) a certificate or certificates for the number of full Warrant Shares to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to Subsection 1(b), shall include both the number of Warrant Shares issued to the Holder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).

            (e) Warrant Shares. The Warrant Shares issued upon any such exercise of this Warrant shall be validly issued, fully paid and non-assessable and free from preemptive rights, rights of first refusal or first offer, liens and charges of whatever nature.

      2. Adjustments.

            (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issue Date (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased and the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, by reclassification or otherwise, the Purchase Price then in effect immediately before the combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment under this Subsection 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (b) Adjustment for Certain Dividends and Distributions. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any Common Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, additional shares of Common Stock by way of dividend or other distribution, then this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares receivable upon exercise of this Warrant, or any portion hereof, and without payment of any additional consideration therefor, the number of such additional shares of Common Stock that such holder would have owned or been entitled to receive immediately after the happening of such event, had this Warrant or any portion hereof been exercised immediately prior to the happening of the event or any record date with respect thereto, and giving effect to all adjustments called for during such period by the provisions of this Section 2.

            (c) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had this Warrant been exercised on the day immediately preceding the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Holder.

            (d) Adjustments for Purchase Rights. In the event the Company at any time or from time to time after the Original Issue Date shall issue, or fix a record date for the determination of holders entitled to receive, rights, options, warrants, or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower at such date of issuance or record date than the then-current Fair Market Value per share, the number of Warrant Shares thereafter purchasable upon exercise of this Warrant shall be adjusted, as determined by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of the rights, options, warrants, or convertible securities, plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of the rights, options, warrants, or convertible securities, plus the number of shares of Common Stock that the aggregate offering price of the total number of shares offered would purchase at the Fair Market Value as of the date of issuance or record date (as applicable). The adjustment shall be made whenever rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactively to the record date for the determination of stockholders entitled to receive the rights, options, warrants, or convertible securities.

            (e)  Adjustment  for  Reorganization.   If  there  shall  occur  any
reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 2(a), 2(b), or 2(c)) (collectively, a "Reorganization"), then, following such Reorganization, the Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

            (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price or the number of Warrant Shares subject to this Warrant pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 business days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Holder (but in any event not later than 10 business days thereafter), furnish or cause to be furnished to the Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

            (g) No Adjustments in Certain Cases. No adjustment in the number of Warrant Shares purchasable pursuant to this Warrant shall be required unless the adjustment would require an increase or decrease of at least one percent (1.0%) in the number of Warrant Shares then purchasable upon the exercise of this Warrant ("One Percent"), but if any amount requiring adjustment is less than One Percent any such amount shall be carried forward and adjustment with respect thereto shall be made at the time and together with any subsequent adjustment which, together with such amount and any other amounts so carried forward, shall aggregate at least one percent (1.0%) or more in the number of Warrant Shares then purchasable upon the exercise of this Warrant. Except as provided in this
Section 2, no other adjustments in the number, kind or price of shares constituting Warrant Shares shall be made during the term, or upon the exercise, of this Warrant. Further, no adjustments shall be made pursuant to this Section 2 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares of Common Stock under, the Company's director or employee benefit or option plans.

            (h) Treasury Stock. For purposes of this Section 2, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments herein described.

      3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay in cash to the Holder an amount equal to such fraction multiplied by the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b) above.

      4. Investment Representations. The initial Holder represents and warrants to the Company as follows:

            (a) Investment. The Holder is acquiring this Warrant for such Holder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable Federal and state securities laws, nor with any present intention of distributing or selling the same. In addition, the Holder does not have a present intention of distributing or selling the Warrant Shares and agrees to distribute or sell the Warrant Shares only in compliance with the relevant provisions of the Act. Furthermore, the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Warrant or the Warrant Shares.

            (b) Accredited Investor. The Holder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Act.

            (c) Experience. The Holder has made such inquiry concerning the Company and its business and personnel as the Holder has deemed appropriate; and the Holder has sufficient knowledge and experience in finance and business that the Holder is capable of evaluating the risks and merits of an investment in the Company.

      5. Transfers, etc.

            (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and any applicable state securities laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel, satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act and any applicable state securities laws.

            (b) Each Warrant and certificate representing Warrant Shares shall bear a legend substantially in the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such act and applicable state securities laws or an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that such registration is not required."

      The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

            (c) The Company will maintain a register containing the name and address of the Holder of this Warrant. The Holder may change the Holder's address as shown on the warrant register by written notice to the Company requesting such change.

            (d) Subject to the provisions of clauses (a) and (b) of this Section 5, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency). Upon the presentation and surrender of such items to the Company, the Company shall execute and deliver to the transferee or transferees of this Warrant a new Warrant or Warrants, in the name of the transferee or transferees named in the assignment, and this Warrant shall at that time be canceled to the extent transferred.

      6. No Impairment; Adjustment of Par Value.

            (a) The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

            (b) Before taking any action that would cause an adjustment reducing the Purchase Price per share below the then par value of the shares of Warrant Shares issuable upon exercise of the Warrant, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Warrant Shares at such adjusted price.

      7. Record Date, etc. In the event:

            (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

            (b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

            (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

      8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property as from time to time shall be issuable upon the exercise of this Warrant.

      9. Exchange or Replacement of Warrants.

            (a) Upon the surrender by the Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

            (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety, if reasonably required) reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      10. Notices. All notices and other communications from the Company to the Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Holder. All notices and other communications from the Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth above. If the Company should at any time change the location of its principal office to a place other than as set forth above, it shall give prompt written notice to the Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) three business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

      11. No Rights as Stockholder; No Liability. No provision of this Warrant shall be construed as conferring upon the Holder hereof the right to vote, consent, receive dividends or receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. In the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, no provision hereof shall give rise to any liability of such Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      12. Payment of Taxes. The Company will bear and pay all taxes and other charges incurred or charged, if any, attributable to the issuance and delivery of this Warrant or the shares of Common Stock comprising the Warrant Shares; provided, however, the Company shall not be required to pay any tax that may be payable in respect of any transfer of this Warrant or Warrant Shares.

      13. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision or any other term, condition or provision hereof.

      14. Section Headings. The section headings in this Warrant are for the convenience of the parties only and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

      15. Severability. If any provision of this Warrant shall be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant and, to this end, the provisions hereof are severable.

      16.  Assignment.  This  Warrant  shall be  binding  upon and  inure to the
benefit  of  the   parties   hereto  and  their   respective   heirs,   personal
representatives, successors and permitted assigns.

      17. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of Illinois (without reference to the conflicts of law provisions thereof).

      18. Facsimile Signatures. This Warrant may be executed by facsimile signature.

      19. Registration Rights. The Company acknowledges and agrees that: (a) this Warrant is being issued in exchange for those warrants identified in clauses (i) through (viii) of the definition of "Warrants" contained in Section
1.1 of that certain Registration Rights Agreement dated as of August 20, 2001 by and among the Company (f/k/a Ampersand Medical Corporation), the Holder, and the other parties identified therein (the "Registration Rights Agreement"); and (b) any and all Warrant Shares issued under this Warrant shall be "Registrable Securities" as such term is defined in the Registration Rights Agreement.

                        (Signature appears on next page).

      EFFECTIVE as of the Issue Date indicated above.

                                             MOLECULAR DIAGNOSTICS, INC.

                                             By:________________________________

                                             Title:_____________________________

                                                                       EXHIBIT I

                                  PURCHASE FORM

To:_________________                                          Dated:____________

      The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby elects to purchase (check applicable box):

            _______________ shares of the Common Stock of Molecular Diagnostics, Inc. by such Warrant; or

            _______________ shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1(b).

      The undersigned herewith makes payment of the full Purchase Price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

            $______ in lawful money of the United States; and/or

            the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $_____ per share for purposes of this calculation) ; and/or the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

                                               Signature: ______________________

                                               Address:  _______________________

                                                         _______________________

                                                                      EXHIBIT II

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock of Molecular Diagnostics, Inc. covered thereby set forth below, unto:

Name of Assignee               Address                    No. of Shares
----------------               -------                    -------------




Dated:_____________________           Signature:________________________________

Signature Guaranteed:

By: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.